CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Systems & Computer Technology Corporation 1994 Long-Term Incentive Plan and Systems & Computer Technology Corporation 1994 Non-Employee Director Stock Option Plan of our reports dated October 21, 1994, with respect to the consolidated financial statements of Systems & Computer Technology Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1994 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


  /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 26, 1995

                              Exhibit 5

                            June 29, 1995



Systems & Computer Technology Corporation
Four Country View Road
Malvern, Pennsylvania  19355

          Re:  Registration Statement on Form S-8

Gentlemen:


          Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") of Systems & Computer Technology Corp.
a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of (i) up to an aggregate of 250,000 shares of common stock, par value $.01 per share ("Shares"), of the Company pursuant to the Company's 1994 Non-Employee Director Stock Option Plan and (ii) up to 1,750,000 Shares pursuant to the Company's 1994 Long-Term Incentive Plan (the two plans referenced in the foregoing clauses (i) and (ii) are hereafter collectively referred to as the "Plans").

          In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-Laws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. The opinion expressed herein is based exclusively on the applicable provisions of the Delaware General Corporation Law and federal securities laws as in effect on the date hereof.

          On the basis of the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plans, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,

                                   PEPPER, HAMILTON & SCHEETZ


                                        /s/ Michael Friedman
                                   By: _________________________
                                   A Partner